UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment #2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

GOLDEN CHIEF RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Kansas	0-12809	48-0846635
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

896 N. Mill Street, Suite 203, Lewisville, Texas 75057
(Address of principal executive offices) (Zip Code)

(972) 219-8585
Registrant's telephone number, including area code

Item 4.01   Changes in Registrant’s Certifying Accountant.

On August 9, 2006 the Company filed a Form 8-K notifying of a change in the Company’s independent accountant. At that time the Company had not received Malone & Bailey P.C.‘s letter. The letter is included in this amended Form 8-K as an exhibit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    EXHIBITS

16.1     Letter from Malone & Bailey, PC regarding change in certifying accountant.

Dated:    February 15, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SIGNED on this the 15th day of February, 2007.

Golden Chief Resources, Inc.

By: /s/ M. H. McIlvain M. H. McIlvain, Executive Vice-President